Exhibit 99.1
1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
Contact:
Liz Sharp, VP, Investor Relations
lsharp@aob.com
(573) 303-4620
American Outdoor Brands, Inc. Reports
Second Quarter Fiscal 2026 Financial Results

COLUMBIA, Mo., December 9, 2025 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an innovation company that provides product solutions for outdoor enthusiasts, today announced financial results for the second quarter fiscal 2026 ended October 31, 2025.

Second Quarter Fiscal 2026 Financial Highlights
•Quarterly net sales were $57.2 million, a decrease of $3.0 million, or 5.0%, compared with net sales of $60.2 million for the comparable quarter last year.

•Quarterly gross margin was 45.6%, compared with quarterly gross margin of 48.0% for the comparable quarter last year.

•Quarterly GAAP net income was $2.1 million, or $0.16 per diluted share, compared with GAAP net income of $3.1 million, or $0.24 per diluted share, for the comparable quarter last year.

•Quarterly non-GAAP net income was $3.7 million, or $0.29 per diluted share, compared with non-GAAP net income of $4.9 million, or $0.37 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, and other costs. For detailed reconciliation, see the schedules that follow in this release

•Quarterly non-GAAP Adjusted EBITDA was $6.5 million, or 11.3% of net sales, compared with Adjusted EBITDA of $7.5 million, or 12.4% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and CEO, said, “Our commitment to innovation, paired with disciplined execution of our long-term strategy to enter new outdoor categories, is fueling the strength of our growth brands and the engagement we are seeing from consumers and retail partners. Pull-through of our products at retail was notably strong during the quarter, with total POS up 4% year-over-year. Together, these factors enabled us to deliver second-quarter results that surpassed our expectations, even amid a dynamic retail backdrop.”

Similar to our first quarter, retailer ordering patterns during the second quarter continued to vary by partner. That said, purchasing activity – including purchasing activity from our largest e-commerce retailer – was largely concentrated in the final two months of the quarter, driving strong late-quarter orders and yielding total revenue that declined just 5% year over year, a favorable result given recent market conditions.”

Our results also reflected the continued expansion of our product and brand offerings within our existing retail partner network, including the mass-market channel, in alignment with our long-term growth strategy. Our partners are increasingly turning to our innovative and popular brands, such as Caldwell® and BOG®, to

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
strengthen their assortments and help drive consumer foot traffic. Taken together, these trends reinforce our view that our strategy is effective and that our brands are continuing to win at retail.”

Our innovation engine was firing on all cylinders this quarter. New products drove over 31% of net sales, demonstrating the power and consistency of our pipeline. We also locked in several launches for SHOT Show in January, including major expansions to our successful Caldwell® ClayCopterTM and Claymore® lines for shotgun enthusiasts. At SHOT, we’ll unveil the Caldwell® ClayCopter Surface-to-AirTM Launcher – a complete reimagining of our handheld disc launcher into a compact, lightweight, wireless ground unit featuring a 50-disc hopper and seamless integration with our new Caldwell® Clays app. Multiple units can be tethered together for greater challenge and fun, laying the groundwork for future gamification. The Caldwell® Clays app also makes Caldwell the only brand to bring disc- and clay-shooting together for the first time. Users can pair ClayCopter Surface-to-AirTM units with our new wireless electronic clay thrower, the Claymore ConnectTM, coordinating disc and clay launches simultaneously for the most dynamic shotgun-training and recreational shooting experience ever. I believe our innovation pipeline is the strongest in our company’s history – and this is only the beginning. We don’t just participate in categories, we reshape them.”

Andrew Fulmer, Chief Financial Officer, said, “In the second quarter, net sales came in well ahead of our expectations, and we delivered solid gross margins of over 45%. This performance is noteworthy given the actions we took to clear certain slow-moving inventory, and the higher tariff and freight costs we absorbed during the period. Our balance sheet remains strong and continues to give us the flexibility to support our strategic objectives. During the quarter, we repurchased approximately 74,000 shares of our common stock for $662,000, and we ended the period debt-free with $3.1 million in cash. We believe this solid financial position allows us to continue pursuing disciplined growth opportunities that drive long-term value for our shareholders.

Third Quarter and Fiscal 2026 Outlook
Fulmer continued, “You’ll recall that in our prior fiscal year, which ended April 30, 2025, we reported that retailers had accelerated approximately $10 million dollars in orders originally slated for our current fiscal year, as they sought to get ahead of impending tariffs. That action allowed us to deliver full fiscal 2025 net sales of $222 million – a favorable result, but one that created a challenging comparison for fiscal 2026. We are now seven months into fiscal 2026, and we are pleased with our performance – especially given the macro challenges that have characterized the year: tariffs, cautious retailer buying, and an uncertain consumer environment.

“Based on what we know today, we believe the full fiscal year could deliver net sales down 13% to 14% from last year’s $222 million dollars. That percentage would include the $10 million of orders that were accelerated into our prior year. Adjusting for those orders, the underlying net sales decline would be approximately 5% – performance we would view as extremely positive given the current environment. We expect net sales in the third quarter to decline approximately 8% year over year, reflecting current retailer dynamics. Lastly, we expect gross margin for both the full year and the third quarter to be in the range of 42% to 43%, and we expect Adjusted EBITDA for the full year to be in the range of 4.0% to 4.5% of net sales.”

Conference Call and Webcast
The Company will host a conference call and webcast today, Tuesday, December 9, 2025, to discuss its second quarter fiscal 2026 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
In this press release, certain non-GAAP financial measures, including “non-GAAP net income” and “Adjusted EBITDA” are presented. A reconciliation of these and other non-GAAP financial measures is contained at the end of this press release. From time to time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) non-recurring inventory reserve adjustment, (iv) emerging growth status transition costs, (v) technology implementation, (vi) income tax adjustments, (vii) interest income, (viii) income tax expense, and (ix) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.
American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an innovation company that provides product solutions for outdoor enthusiasts, including hunting, fishing, camping, shooting, meat processing, outdoor cooking, and personal security and personal defense products. The Company produces innovative, high-quality products under brands including BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT! Your Maker®; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that our commitment to innovation and disciplined execution of our long-term strategy to enter new outdoor categories is fueling the strength of our growth brands and the engagement we are seeing from consumers and retail partners; our strategy is effective and that our brands are continuing to win at retail; our innovation pipeline is the strongest in our company’s history; our solid financial position allows us to continue pursuing disciplined growth opportunities that drive long-term value for our shareholders; the full fiscal year could deliver net sales down 13% to 14% from last year’s $222 million dollars; net sales in the third quarter will decline approximately 8% year over year; and that gross margin for both the full year and the third quarter will be in the range of 42% to 43%, and Adjusted EBITDA for the full year will be in the range of 4.0% to 4.5% of net sales. We caution that these

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors, such as the impact from changing economic policies, tariffs and supply chain constraints; the potential for product recalls, product liability, and other claims or lawsuits against us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers and freight carriers that disrupt our ability to fill our customers’ orders; the features, quality, and performance of our products; the success of our strategies and marketing programs; lower levels of consumer spending in general and specific to our products or product categories; liquidity and anticipated cash needs and availability; increases in costs or decreases in availability of finished products, components, and raw materials; the potential for increased tariffs on our products, including additional tariffs that may be imposed by the current presidential administration; our ability to maintain or strengthen our brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)

	As of:
	October 31, 2025 (Unaudited)	April 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$3,111	$23,423
Accounts receivable, net of allowance for credit losses of $434 on October 31, 2025 and $159 on April 30, 2025	40,302	39,337
Inventories	123,978	104,717
Prepaid expenses and other current assets	3,761	3,970
Income tax receivable	155	143
Total current assets	171,307	171,590
Property, plant, and equipment, net	10,227	11,231
Intangible assets, net	27,645	31,411
Right-of-use assets	31,588	31,896
Other assets	154	227
Total assets	$240,921	$246,355
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,890	$15,717
Accrued expenses	16,724	13,872
Accrued payroll and incentives	1,780	5,871
Lease liabilities, current	1,505	1,336
Total current liabilities	38,899	36,796
Lease liabilities, net of current portion	31,625	31,949
Total liabilities	70,524	68,745
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding on October 31, 2025 and April 30, 2025	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,221,472 shares issued and 12,629,235 shares outstanding on October 31, 2025 and 14,974,217 shares issued and 12,696,356 shares outstanding on April 30, 2025	15	15
Additional paid in capital	281,438	280,711
Retained deficit	(79,454)	(74,700)
Treasury stock, at cost (2,592,237 shares on October 31, 2025 and 2,277,861 shares on April 30, 2025)	(31,602)	(28,416)
Total equity	170,397	177,610
Total liabilities and equity	$240,921	$246,355

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months ended October 31,		For the Six Months ended October 31,
	2025	2024	2025	2024

	(Unaudited)
Net sales	$57,199	$60,232	$86,901	$101,875
Cost of sales	31,102	31,325	46,945	54,043
Gross profit	26,097	28,907	39,956	47,832
Operating expenses:
Research and development	1,222	1,866	3,177	3,540
Selling, marketing, and distribution	14,331	14,973	24,851	26,356
General and administrative	8,453	8,998	16,655	17,439
Total operating expenses	24,006	25,837	44,683	47,335
Operating income/(loss)	2,091	3,070	(4,727)	497
Other (expense)/income, net:
Other income, net	59	59	94	141
Interest (expense)/income, net	(75)	(6)	(68)	142
Total other (expense)/income, net	(16)	53	26	283
Income/(loss) from operations before income taxes	2,075	3,123	(4,701)	780
Income tax expense	—	12	53	34
Net income/ (loss)	$2,075	$3,111	$(4,754)	$746
Net income/(loss) per share:
Basic	$0.16	$0.24	$(0.37)	$0.06
Dilute	$0.16	$0.24	$(0.37)	$0.06

Weighted average number of common shares outstanding:
Basic	12,637	12,860	$12,678	$12,862
Diluted	12,872	13,145	$12,678	$13,211

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Six Months Ended October 31,
	2025	2024

	(Unaudited)
Cash flows from operating activities:
Net (loss)/income	$(4,754)	$746
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,477	6,626
Provision for credit losses on accounts receivable	(345)	25
Stock-based compensation expense	1,499	1,798
Changes in operating assets and liabilities:
Accounts receivable	(620)	(17556)
Inventories	(19,261)	(18,251)
Accounts payable	3,358	10,578
Accrued liabilities	(1,727)	1,421
Other	375	2,326
Net cash used in operating activities	(14,998)	(12,287)
Cash flows from investing activities:
Payments to acquire patents and software	(287)	(665)
Payments to acquire property and equipment	(1,069)	(908)
Net cash used in investing activities	(1,356)	(1,573)
Cash flows from financing activities:
Proceeds from loans and notes payable	5,277	—
Payments on notes and loans payable	(5,277)	—
Payments to acquire treasury stock	(3,186)	(1,387)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	304	286
Payment of employee withholding tax related to restricted stock units	(1,076)	(514)
Net cash used in financing activities	(3,958)	(1,615)
Net decrease in cash and cash equivalents	(20,312)	(15,475)
Cash and cash equivalents, beginning of period	23,423	29,698
Cash and cash equivalents, end of period	$3,111	$14,223

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	For the Three Months ended October 31,				For the Six Months ended October 31,
	2025		2024		2025	2024
	(Unaudited)
GAAP gross profit	$26,097		$28,907		$39,956	$47,832
Non-recurring inventory reserve adjustment	—		—		—	221
Non-GAAP gross profit	$13,858		$19,147		$39,956	$48,053
GAAP operating expenses	$24,006		$25,837		$44,683	$47,335
Amortization of acquired intangible assets	(1,834)		(2,120)		(3,668)	(4,240)
Stock compensation	(848)		(866)		(1,499)	(1,798)
Technology implementation	(30)		—		(30)	—
Emerging growth status transition costs	—		(121)		—	(163)
Other	(34)		(78)		(34)	(78)
Non-GAAP operating expenses	$21,260		$22,652		$39,452	$41,056
GAAP operating income/(loss)	$2,091		$3,070		$(4,727)	$497
Amortization of acquired intangible assets	1,834		2,120		3,668	4,240
Stock compensation	848		866		1,499	1,798
Non-recurring inventory reserve adjustment	—		—		—	221
Technology implementation	30		—		30	—
Emerging growth status transition costs	—		121		—	163
Other	34		78		34	78
Non-GAAP operating income	$4,837		$6,255		$504	$6,997
GAAP net income/(loss)	$2,075		$3,111		$(4,754)	$746
Amortization of acquired intangible assets	1,834		2,120		3,668	4,240
Stock compensation	848		866		1,499	1,798
Non-recurring inventory reserve adjustment	—		—		—	221
Technology implementation	30		—		30	—
Emerging growth status transition costs	—		121		—	163
Other	34		78		34	78
Income tax adjustments	(1,109)		(1,439)		(70)	(1,641)
Non-GAAP net income	$3,712		$4,857		$407	$5,605
GAAP net income/(loss) per share - diluted	$0.16		$0.24		$(0.37)	$0.06
Amortization of acquired intangible assets	0.14		0.16		0.29	0.33
Stock compensation	0.07		0.07		0.12	0.14
Non-recurring inventory reserve adjustment	—		—		—	0.02
Technology implementation	—		—		—	—
Emerging growth status transition costs	—		0.01		—	0.01
Other	—		0.01		—	—
Income tax adjustments	(0.09)		(0.11)		(0.01)	(0.13)
Non-GAAP net income per share - diluted	$0.29	(a)	$0.37	(a)	$0.03	$0.42	(a)
(a)Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT
AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)

	For the Three Months ended October 31,		For the Six Months ended October 31,
	2025	2024	2025	2024
	(Unaudited)
GAAP net income/(loss)	$2,075	$3,111	$(4,754)	$746
Interest (income)/expense	75	6	68	(142)
Income tax expense	—	12	53	34
Depreciation and amortization	3,418	3,293	6,435	6,577
Stock compensation	848	866	1,499	1,798
Technology implementation	30	—	30	—
Non-recurring inventory reserve adjustment	—	—	—	221
Emerging growth status transition costs	—	121	—	163
Other	34	78	34	78
Non-GAAP Adjusted EBITDA	$6,480	$7,487	$3,365	$9,475